Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Entity Name	Place of Incorporation	Shareholders
IMS Internet Media Services, Inc.	Florida, US	100% Aleph Group, Inc
IMS Media, LLC	Delaware, US	100% IMS Internet Media Services, Inc.
IMS Internet Media Services Panama, S. de R.L.	Panama	95% IMS Internet Media Services, Inc. 5% IMS Media, LLC
IMS-Internet Media Services Ecuador S.A.	Ecuador	99% IMS Internet Media Services, Inc. 1% IMS Media, LLC
10 Midia Publicidade e Propaganda Ltda.	Brazil	99.99% IMS Internet Media Services, Inc. 0.01% IMS Media, LLC
Radobel S.A.	Uruguay	100% IMS Internet Media Services, Inc.
IMM Internet Media Mexico, S. de R.L. de C.V.	Mexico	99% IMS Internet Media Services, Inc. 1% IMS Media, LLC
Internet Media Services Europe S.L.	Spain	100% IMS Media, LLC
Internet Media Services Colombia S.A.S.	Colombia	100% IMS Internet Media Services, Inc.
IMS Argentina S.R.L.	Argentina	99.99% Radobel S.A. 0.01% IMS Media, LLC
IMS Chile SpA	Chile	100% Radobel S.A.
IMS-Brasil Servicos de Publicidade Ltda.	Brazil	78.63% Radobel S.A. 21.37% IMS Media, LLC
Internet Media Services Peru S.R.L.	Peru	99% Radobel S.A. 1% IMS Media, LLC
Neokei S.A.	Uruguay	75% Radobel S.A. 25% Bohemia Plus Inc.
Social Media S.A.	Panama	100% Neokei S.A.
Snack Media, S.A. de C.V.	Mexico	95% Neokei S.A. 5% Social Media S.A. (Panama)
Socialmedia S.A.	Argentina	99.88% Neokei S.A. 0.12% Snack Media, S.A. de C.V.
Social Snack S.L.	Spain	100% Neokei S.A.
Httpool Holdings UK Limited	United Kingdom	100% IMS Internet Media Services, Inc.
Httpool Online Marketing GmbH	Austria	100% Httpool Holdings UK Limited
NOOVO Internet D.O.O.	Croatia	100% Httpool Holdings UK Limited
Httpool Baltics OU	Estonia	100% Httpool Holdings UK Limited
Httpool Asia Limited	Hong Kong	100% Httpool Holdings UK Limited
Httpool Drushtvo za Internet Marketing DOOEL Skopje	Macedonia	100% Httpool Holdings UK Limited
Httpool Online and Mobile Advertising Srl	Romania	100% Httpool Holdings UK Limited

Httpool Bulgaria EEOD	Bulgaria	100% Httpool Holdings UK Limited
Httpool a.s.	Czech Republic	100% Httpool Holdings UK Limited
Httpool Hellas MIKE	Greece	100% Httpool Holdings UK Limited
HTTPool Sh.p.k.	Kosovo	100% Httpool Holdings UK Limited
Httpool Polska sp. Z.o.o.	Poland	100% Httpool Holdings UK Limited
Httpool d.o.o. Beograd	Serbia	100% Httpool Holdings UK Limited
Httpool Internet Marketing d.o.o.	Slovenia	100% Httpool Holdings UK Limited
Httpool Digital Marketing FZE	United Arab Emirates	100% Httpool Holdings UK Limited
Httpool Hungary Kft.	Hungary	100% Httpool Holdings UK Limited
OOO Httpool	Russia	100% Httpool Holdings UK Limited
Httpool Ukraine LLC	Ukraine	100% Httpool Holdings UK Limited
Httpool Lithuania UAB	Lithuania	100% Httpool Holdings UK Limited
Httpool Latvia SIA	Latvia	100% Httpool Holdings UK Limited
Httpool Norway AS	Norway	100% Httpool Holdings UK Limited
Httpool Oy	Finland	100% Httpool Holdings UK Limited
Httpool AB	Sweden	100% Httpool Holdings UK Limited
Httpool Denmark ApS	Denmark	100% Httpool Holdings UK Limited
Httpool Digital Private Limited	India	99.96% Httpool Holdings UK Limited 0.04% Httpool Internet Marketing d.o.o. (Slovenia)
Httpool Myanmar Limited	Myanmar	100% Httpool Holdings UK Limited
Httpool (Cambodia) Co., Ltd.	Cambodia	100% Httpool Holdings UK Limited
HTTPOOL Bangladesh Limited	Bangladesh	99% Httpool Holdings UK Limited 1% Httpool Digital Marketing FZE (UAE)
Httpool Lao Sole Co., Ltd.	Laos	100% Httpool Holdings UK Limited
Httpool Digital Malaysia SDN Bhd	Malaysia	100% Httpool Holdings UK Limited
PT Httpool Digital	Indonesia	51% Httpool Holdings UK Limited 49% PT Cahaya Utara Group
Httpool Kazakhstan LLC	Kazakhstan	100% Httpool Holdings UK Limited
Httpool Digital PTE. LTD	Singapore	100% Httpool Holdings UK Limited

Httpool BY LLC	Belarus	100% Httpool Holdings UK Limited
Httpool Digital Mongolia LLC	Mongolia	100% Httpool Holdings UK Limited
H.T.T.Pool Pvt. Ltd.	Nepal	100% Httpool Holdings UK Limited
Ad Dynamo International (Pty) Limited	South Africa	100% Httpool Holdings UK Limited
Ad Dynamo Holdings Limited	United Kingdom	100% Ad Dynamo International (Pty) Limited
Bangers and Mash (Pty) Limited	South Africa	100% Ad Dynamo International (Pty) Limited
Ad Dynamo Kenya Limited	Kenya	100% Ad Dynamo Holdings Limited
Ad Dynamo UK Limited	United Kingdom	100% Ad Dynamo Holdings Limited
Ad Dynamo Ireland Limited	Ireland	100% Ad Dynamo Holdings Limited
Connect Ads DMCC	United Arab Emirates	51% HTTPOOL UK 35% Aleph Group, Inc. 14% A15 Holding Netherlands B.V.
Connect Ads Italy S.r.l.	Italy	95% Connect Ads DMCC 5% Cemal Yilmaz
4G for Advanced Technology LLC	Egypt	98% Connect Ads DMCC 2% Techno Dev LLC
Connect Ads for Advertising and Programming S.A.E.	Egypt	98% Connect Ads DMCC 1% 4G LLC 1% Techno Dev LLC
Techno Dev LLC	Egypt	98% Connect Ads DMCC 2% 4G LLC
Genart Medya Reklamcilik Iletisim Ticaret Anonim Sirketi	Turkey	51% Connect Ads DMCC 49% Cemal Yilmaz
Connect Ads KSA LLC	Saudi Arabia	100% Connect Ads DMCC

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